As filed with the Securities and Exchange Commission on December 11, 2001

                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                                  FISERV, INC.
             (Exact name of registrant as specified in its charter)

        Wisconsin                                      39-1506125
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                                255 Fiserv Drive
                           Brookfield, Wisconsin 53045
                                 (262) 879-5000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                          ----------------------------

                                Kenneth R. Jensen
                        Senior Executive Vice President,
                      Chief Financial Officer and Treasurer
                                  Fiserv, Inc.
                                255 Fiserv Drive
                           Brookfield, Wisconsin 53045
                                 (262) 879-5000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                          ----------------------------

                                 With a copy to:
                             Benjamin F. Garmer, III
                                 Foley & Lardner
                            777 East Wisconsin Avenue
                         Milwaukee, Wisconsin 53202-5367
                                 (414) 271-2400
                          ----------------------------

   Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
                          ----------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
                              ---------------------

                                         CALCULATION OF REGISTRATION FEE
==============================================================================================================================
                                                            Proposed Maximum      Proposed Maximum
         Title of Each Class of           Amount to Be        Offering Price           Aggregate             Amount of
       Securities to Be Registered       Registered (1)        per Share (2)      Offering Price (2)      Registration Fee
------------------------------------ --------------------- --------------------- ------------------------ --------------------
Common Stock, $.01 par value, with
attached Preferred Stock Purchase       2,721,615 shares
Rights                                     and rights              $39.15            $106,551,227.25          $25,465.75
==================================== ===================== ===================== ======================== ====================

(1)  Each share of Fiserv, Inc. Common Stock has attached thereto one Preferred Stock Purchase Right.
(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the
     Securities Act of 1933 based upon the average of the high and low prices for Fiserv, Inc. Common Stock as reported on the Nasdaq National Market on December 4, 2001. The value attributed to the Rights is reflected in the price of the Common Stock.

                          ----------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THIS OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED DECEMBER 11, 2001


PROSPECTUS



                                2,721,615 Shares


                                  FISERV, INC.


                                  Common Stock


         This prospectus relates to 2,721,615 shares of our common stock that we previously issued in our acquisition of Trewit Inc. The shareholders named in this prospectus under the heading "Selling Shareholders" may offer and sell this common stock over time. We will not receive any of the proceeds from the sale of the common stock.

         Our common stock is traded on the Nasdaq National Market under the symbol "FISV." On December 10, 2001, the closing sale price of our common stock was $41.69 per share.

         The selling shareholders may sell their common stock in public or private transactions at prevailing market prices, at negotiated prices or otherwise. They may sell the stock directly or through brokers or dealers. Brokers or dealers may receive discounts or commissions from the selling shareholders, which will be paid by the selling shareholders. See "Plan of Distribution."



                                -----------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                -----------------







                 The date of this prospectus is                , 2001.

                                TABLE OF CONTENTS

                                                                          Page

Where You Can Find More Information....................................... 3
Information Incorporated by Reference..................................... 3
The Company............................................................... 4
Use of Proceeds........................................................... 4
Selling Shareholders...................................................... 5
Dividend Policy........................................................... 5
Description of Capital Stock.............................................. 5
Plan of Distribution...................................................... 8
Legal Matters............................................................. 10
Experts................................................................... 10


                                 ---------------

         You should rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide different information. This prospectus does not offer to sell or seek an offer to buy shares of common stock in jurisdictions where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the common stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC's public reference rooms in Washington D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

                      INFORMATION INCORPORATED BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. The most recent information that we file with the SEC automatically updates and supersedes any older information. We incorporate by reference the following documents we have filed and any future filings we make with the SEC pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act until the selling shareholders terminate the offering:

         o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

         o The description of our common stock contained in our Registration Statement on Form 8-A dated September 3, 1986, and any amendment or report updating that description; and

         o The description of the preferred stock purchase rights contained in our Registration Statement on Form 8-A dated February 23, 1998, and any amendment or report updating that description.

         You may request a copy of any of these documents at no cost, by writing or telephoning us at the following: Mr. Charles W. Sprague, Secretary, Fiserv, Inc., 255 Fiserv Drive, Brookfield, Wisconsin 53045, telephone number (262) 879-5000.

                                   THE COMPANY

         We are a leading technology resource for information management systems used by the financial industry. We were formed in 1984 through the combination of two major regional data processing firms located in Milwaukee, Wisconsin, and Tampa, Florida. These firms - First Data Processing of Milwaukee and Sunshine State Systems of Tampa - began their operations in 1964 and 1971, respectively, as the data processing operations of their parent financial institutions. Historically, we expanded our operations by developing a range of services for these parent organizations as well as other financial institutions. Since our organization in 1984, we have grown through the continuing development of highly specialized services and product enhancements, the addition of new clients and the acquisition of firms complementing our organization.

         We provide information management technology and related services to banks, broker-dealers, credit unions, financial planners and investment advisers, insurance companies, leasing companies, mortgage lenders and savings institutions. We operate centers nationwide for full-service financial data processing, software system development, item processing and check imaging, technology support and related product businesses. In addition, we have business support centers in Australia, Colombia, Indonesia, the Philippines, Poland, Singapore and the United Kingdom.

         Our headquarters are located at 255 Fiserv Drive, Brookfield, Wisconsin 53045, telephone (262) 879-5000. We were incorporated as a Delaware corporation in 1984, and reincorporated as a Wisconsin corporation in 1992.

                                 USE OF PROCEEDS

         All proceeds from the sale of the shares of common stock to be sold pursuant to this prospectus will be for the account of the selling shareholders. As a consequence, we will not receive any proceeds from the sale of the shares of common stock offered by the selling shareholders.

                              SELLING SHAREHOLDERS

         The following table sets forth information as of December 10, 2001 with respect to the number of shares of common stock beneficially owned by each of the selling shareholders, and as adjusted to reflect the sale of all of the shares of common stock offered by this prospectus.

                                                                                   Shares of            Percent of
                                         Shares of                                Common Stock          Common Stock
                                         Common Stock          Shares of              to be                to be
                                      Beneficially Owned      Common Stock      Beneficially Owned   Beneficially Owned
      Selling Shareholder              Prior to Offering      to be Offered       After Offering       After Offering

Summit Ventures V, L.P..............         344,759              344,759                -                    -
Summit V Companion Fund, L.P........          61,368               61,368                -                    -
Summit V Advisors Fund (QP), L.P....          23,272               23,272                -                    -
Summit V Advisors Fund, L.P.........           7,111                7,111                -                    -
Summit Investors III, L.P...........          14,740               14,740                -                    -
William E. Sagan....................       1,903,961            1,903,961                -                    -
Robert P. Brook.....................         180,976              180,976                -                    -
Andrew Thompson.....................         105,046              105,046                -                    -
Mark Davis..........................          79,926               79,926                -                    -
James W. Cox........................             228                  228                -                    -
James B. Lockhart...................             228                  228                -                    -

         The selling shareholders acquired the shares of common stock offered by this prospectus from us as consideration for our acquisition of Trewit Inc. as of November 30, 2001. None of the selling shareholders has had a material relationship with us within the past three years other than as a result of the ownership of our common stock or other securities of ours or as a result of their employment with a subsidiary of ours as of the date of the closing of our acquisition of Trewit Inc.

                                 DIVIDEND POLICY

         We have not paid cash dividends on our common stock. We intend to retain earnings for use in our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future. Our existing long-term debt instruments contain provisions limiting the amount of cash dividends we can pay on our common stock.

                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of 300,000,000 shares of common stock and 25,000,000 shares of preferred stock. As of December 10, 2001, 190,029,505 shares of our common stock were issued and outstanding and no shares of our preferred stock were issued and outstanding.

Common Stock

         Subject to Section 180.1150 of the Wisconsin Business Corporation Law (described below under "Statutory Provisions"), holders of our common stock are entitled to one vote for each share of common stock held by them on all matters properly presented to shareholders. Subject to the prior rights of the holders of any shares of our preferred stock that are outstanding, our Board of Directors may at its discretion declare and pay dividends on our common stock out of our earnings or assets legally available for the payment of dividends. See "Dividend Policy." Subject to the prior rights of the holders of any shares of our preferred stock that are outstanding, if we are liquidated, then any amounts remaining after the discharge of outstanding indebtedness will be paid pro rata to the holders of our common stock. The shares of common stock offered by the selling shareholders by this prospectus are legally issued, fully paid and nonassessable, except for certain statutory liabilities that may be imposed by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law for unpaid employee wages.

Preferred Stock

         Our Board of Directors is authorized to issue our preferred stock in series and to fix the voting rights; the designations, preferences, limitations and relative rights of any series with respect to the rate of dividend, the price, the terms and conditions of redemption; the amounts payable in the event of voluntary or involuntary liquidation; sinking fund provisions for redemption or purchase of a series; and the terms and conditions on which a series may be converted.

         In connection with the issuance of the rights described below, our Board of Directors has authorized a series of our preferred stock designated as series A junior participating preferred stock. Shares of our series A junior participating preferred stock purchasable upon the exercise of the rights will not be redeemable. Each share of our series A junior participating preferred stock will be entitled to an aggregate dividend of 225 times the dividend we declare per share of our common stock. In the event of our liquidation, the holders of the shares of our series A junior participating preferred stock will be entitled to a minimum aggregate payment of $1.00 per share but will be entitled to an aggregate payment of 225 times the payment we make per share of our common stock. Each share of our series A junior participating preferred stock will have 225 votes, voting together with our common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of our common stock are exchanged, each share of our series A junior participating preferred stock will be entitled to receive 225 times the amount received per share of our common stock. These rights are protected by customary antidilution provisions. There are no shares of our series A junior participating preferred stock currently outstanding.

         The issuance of any series of our preferred stock, including the series A junior participating preferred stock, may have an adverse effect on the rights of holders of our common stock, and could decrease the amount of earnings and assets available for distribution to holders of our common stock. In addition, any issuance of our preferred stock could have the effect of delaying, deferring or preventing a change in control.

Preferred Stock Purchase Rights

         We have entered into a rights agreement pursuant to which each outstanding share of our common stock, including the shares being sold by the selling shareholders in the offering, has attached one right to purchase shares of our series A junior participating preferred stock. Each share of our common stock subsequently issued by us prior to the expiration of the rights agreement will likewise have attached one right. Under circumstances described below, the rights will entitle the holder thereof to purchase additional shares of our common stock. In this prospectus, unless the context otherwise requires, all references to our common stock include the accompanying rights.

         Currently, the rights are not exercisable and trade with our common stock. If the rights become exercisable, each right, unless held by a person or group which beneficially owns more than 15% of our outstanding common stock in the aggregate, will initially entitle the holder to purchase 4/9 of one one-hundredth of a share of our series A junior participating preferred stock at a purchase price of $250, subject to adjustment. The rights will only become exercisable if a person or group has acquired, or announced an intention to acquire, 15% or more of our outstanding common stock in the aggregate. Under some circumstances, including the existence of a 15% acquiring party, each holder of a right, other than the acquiring party, will be entitled to purchase at the right's then-current exercise price, shares of our common stock having a market value of two times the exercise price. If another corporation acquires us after a party acquires 15% or more of our common stock, each holder of a right will be entitled to receive the acquiring corporation's common shares having a market value of two times the exercise price. The rights generally may be redeemed at a price of $.01 until a party acquires 15% or more of our common stock, and after that time may be exchanged for one share of our common stock per right until a party acquires 50% or more of our common stock. The rights initially will expire on February 23, 2008. The rights do not have voting or dividend rights and, until they become exercisable, have no dilutive effect on our earnings.

Statutory Provisions

         Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of public Wisconsin corporations such as us held by any person or persons acting as a group in excess of 20% of our voting power is limited to 10% of the full voting power of those shares, unless full voting power of those shares has been restored pursuant to a vote of shareholders. Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law contain some limitations and special voting provisions applicable to specified business combinations involving Wisconsin corporations such as us and a significant shareholder, unless the board of directors of the corporation approves the business combination or the shareholder's acquisition of shares before these shares are acquired.

         Similarly, Sections 180.1130 to 180.1133 of the Wisconsin Business Corporation Law contain special voting provisions applicable to some business combinations, unless specified minimum price and procedural requirements are met. Following commencement of a takeover offer, Section 180.1134 of the Wisconsin Business Corporation Law imposes special voting requirements on share repurchases effected at a premium to the market and on asset sales by the corporation, unless, as it relates to the potential sale of assets, the corporation has at least three independent directors and a majority of the independent directors vote not to have the provision apply to the corporation.

                              PLAN OF DISTRIBUTION

         The selling shareholders, including their donees, pledgees and transferees, may offer and sell shares of common stock offered by this prospectus from time to time and may also decide not to sell all the shares they are allowed to sell under this prospectus. Sales that the selling shareholders do make may be sold in one or more of the following transactions:

         o on the Nasdaq National Market or any other securities exchange or quotation service that lists or quotes the common stock for trading;

         o        in the over-the-counter market;

         o in transactions other than on such exchanges or services or in the over-the-counter market;

         o        in privately negotiated transactions;

         o through put or call option transactions relating to the shares or through short sales of shares; and

         o        in a combination of any of the above transactions.

         The selling shareholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The transactions listed above may include block transactions.

         To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

         The selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of the shares of our common stock or of securities convertible into or exchangeable for these shares in the course of hedging positions they assume with the selling shareholders. The selling shareholders may also sell shares short and redeliver shares to close out such short positions. In addition, the selling shareholders may enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to these broker-dealers or other financial institutions of the shares of common stock offered by this prospectus, which these broker-dealers or other financial institutions may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction). The selling shareholders also may loan or pledge shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the shares so pledged, pursuant to this prospectus.

         We have been advised by the selling shareholders that they have not made any arrangements with any underwriters or broker-dealers relating to the distribution of the shares covered by this prospectus. The selling shareholders may sell their shares directly to purchasers, use broker-dealers to sell their shares or may sell their shares to broker-dealers acting as principals. If this happens, then broker-dealers may either receive discounts or commissions from the selling shareholders, or they may receive commissions from purchasers of shares for whom they acted as agents, or both. This compensation may be in excess of the compensation customary in the type of transactions involved. If a broker-dealer purchases shares as a principal, then it may resell the shares for its own account under this prospectus.

         We will pay all registration fees and expenses for the common stock offered by this prospectus. The selling shareholders and any agent, broker or dealer that participates in sales of common stock offered by this prospectus may be deemed "underwriters" under the Securities Act of 1933 and any commissions or other consideration received by any agent, broker or dealer may be considered underwriting discounts or commissions under the Securities Act.

         We have agreed to indemnify the selling shareholders against certain liabilities arising under the Securities Act from sales of common stock. Selling shareholders may agree to indemnify any agent, broker or dealer that participates in sales of common stock against liabilities arising under the Securities Act from sales of common stock. Because the selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 may apply to their sales of common stock.

         Instead of selling common stock under this prospectus, selling shareholders may sell common stock in compliance with the provisions of Rule 144 under the Securities Act, if available.

         We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Any such supplement will disclose:

         o the name of each such selling shareholder and of the participating broker-dealer(s);

         o        the number of shares involved;

         o        the price at which such shares were sold;

         o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

         o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

         o        other facts material to the transaction.

                                  LEGAL MATTERS

         Charles W. Sprague, Esq., our Executive Vice President, General Counsel, Chief Administrative Officer and Secretary, will provide an opinion as to the validity of the issuance of the shares of the common stock offered by this prospectus. Mr. Sprague beneficially owns 134,698 shares of our common stock, which number includes vested but unexercised stock options.

                                     EXPERTS

         The financial statements and the related financial statement schedules incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses to be borne by the Registrant in connection with the sale and distribution of the securities being registered hereby.

         Securities and Exchange Commission registration fee........     $25,466
         Accounting fees and expenses...............................       1,100
         Legal fees and expenses....................................       5,000
         Miscellaneous..............................................         434
                                                                         -------
             Total..................................................     $32,000
                                                                         =======

Item 15.  Indemnification of Directors and Officers.

         Pursuant to the provisions of the Wisconsin Business Corporation Law, directors and officers of the Registrant are entitled to mandatory indemnification from the Registrant against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Registrant and such breach or failure constituted: (a) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of criminal law unless the director or officer had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;
(c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. Additionally, under the Wisconsin Business Corporation Law, directors of the Registrant are not subject to personal liability to the Registrant, its shareholders or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.

         The Registrant's By-laws provided for indemnification and advancement of expenses of officers and directors to the fullest extent provided by the Wisconsin Business Corporation Law.

The indemnification provided by the Wisconsin Business Corporation Law and the Registrant's By-laws is not exclusive of any other rights to which a director or officer of the Registrant may be entitled.

Item 16.  Exhibits.



Exhibit
Number                                 Description

4.1 Restated Articles of Incorporation, as amended (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and incorporated herein by reference (File No. 0-14948)).

4.2 By-laws, as amended (filed as Exhibit 3.2 to the Company's Current Report on Form 8-K dated March 25, 1999 and incorporated herein by reference (File No. 0-14948)).

4.3 Shareholder Rights Agreement (filed as Exhibit 4 to the Company's Current Report on Form 8-K dated February 24, 1998 and incorporated herein by reference (File No. 0-14948)).

4.4 First Amendment to Shareholder Rights Agreement (filed as Exhibit 4.3 to the Company's Registration Statement on Form S-8 dated April 7, 2000 and incorporated herein by reference (Reg. No. 333-34310)).

4.5 Second Amendment to Shareholder Rights Agreement (filed as Exhibit 4.6 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 0-14948)). Pursuant to Item 601(b)(4)(iii) of
         Regulation S-K, the Company agrees to furnish to the Securities and Exchange Commission, upon request, any instrument defining the rights of holders of long-term debt not being registered that is not filed as an exhibit to this Registration Statement on Form S-3.

5.1      Opinion of Charles W. Sprague, Esq.

23.1     Consent of Deloitte & Touche LLP.

23.2     Consent of Charles W. Sprague, Esq. (included in Exhibit 5.1 hereto).

24.      Powers of Attorney.

Item 17.  Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the provisions set forth or described in
Item 15 of this registration statement, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (d)      The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective; and

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on the 11th day of December 2001.

                                      FISERV, INC.

                                      By: /s/ KENNETH R. JENSEN
                                          -------------------------------
                                              Kenneth R. Jensen
                                              Senior Executive Vice President,
                                              Chief Financial Officer, Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


        *                  President and Chief                 December 11, 2001
-------------------------- Executive Officer and Director
(Leslie M. Muma)           (Principal Executive Officer)


        *                  Chairman of the Board, Chairman -   December 11, 2001
-------------------------- Information Technology, Inc.
(Donald F. Dillon)         and Director


        *                  Senior Executive Vice President,    December 11, 2001
-------------------------- Chief Financial Officer, Treasurer
(Kenneth R. Jensen)        and Director (Principal Financial
                           and Accounting Officer)


        *                  Director                            December 11, 2001
--------------------------
(Daniel P. Kearney)


        *                  Director                            December 11, 2001
--------------------------
(Gerald J. Levy)


        *                  Director                            December 11, 2001
--------------------------
(Glenn M. Renwick)


        *                  Director                            December 11, 2001
--------------------------
(L. William Seidman)


        *                  Director                            December 11, 2001
--------------------------
(Thekla R. Shackelford)



*By: /s/ KENNETH R. JENSEN
     -------------------------------
(Kenneth R. Jensen, individually and as
attorney-in-fact for the persons indicated)

                                  EXHIBIT INDEX

Exhibit
Number                               Description

4.1 Restated Articles of Incorporation, as amended (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and incorporated herein by reference (File No. 0-14948)).

4.2 By-laws, as amended (filed as Exhibit 3.2 to the Company's Current Report on Form 8-K dated March 25, 1999 and incorporated herein by reference (File No. 0-14948)).

4.3 Shareholder Rights Agreement (filed as Exhibit 4 to the Company's Current Report on Form 8-K dated February 24, 1998 and incorporated herein by reference (File No. 0-14948)).

4.4 First Amendment to Shareholder Rights Agreement (filed as Exhibit 4.3 to the Company's Registration Statement on Form S-8 dated April 7, 2000 and incorporated herein by reference (Reg. No. 333-34310)).

4.5 Second Amendment to Shareholder Rights Agreement (filed as Exhibit 4.6 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 0-14948)). Pursuant to Item 601(b)(4)(iii) of
         Regulation S-K, the Company agrees to furnish to the Securities and Exchange Commission, upon request, any instrument defining the rights of holders of long-term debt not being registered that is not filed as an exhibit to this Registration Statement on Form S-3.

5.1      Opinion of Charles W. Sprague, Esq.

23.1     Consent of Deloitte & Touche LLP.

23.2     Consent of Charles W. Sprague, Esq. (included in Exhibit 5.1 hereto).

24.      Powers of Attorney.